  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1998

                                       REGISTRATION NO. 333-48355/48355-01

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
      TOMMY HILFIGER CORPORATION             TOMMY HILFIGER U.S.A., INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                        IN ITS CHARTER)
                                                      DELAWARE
                                           (STATE OR OTHER JURISDICTION OF
        BRITISH VIRGIN ISLANDS             INCORPORATION OR ORGANIZATION)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)
            NOT APPLICABLE                           22-2960611
    (I.R.S. EMPLOYER IDENTIFICATION
                NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
    6/F PRECIOUS INDUSTRIAL CENTRE,              25 WEST 39TH STREET
         18 CHEUNG YUE STREET,                NEW YORK, NEW YORK 10018
  CHEUNG SHA WAN, KOWLOON, HONG KONG               (212) 840-8888
             852-2745-7798
   (ADDRESS, INCLUDING ZIP CODE, AND       (ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,      TELEPHONE NUMBER, INCLUDING AREA
  OF REGISTRANT'S PRINCIPAL EXECUTIVE       CODE, OF REGISTRANT'S PRINCIPAL
               OFFICES)                            EXECUTIVE OFFICES)
                                ---------------
                             MR. JOEL J. HOROWITZ
                            CHIEF EXECUTIVE OFFICER

                         TOMMY HILFIGER U.S.A., INC.
                              25 WEST 39TH STREET
                           NEW YORK, NEW YORK 10018
                                (212) 840-8888
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                       COPIES OF ALL COMMUNICATIONS TO:

      ERIC S. ROBINSON, ESQ.                    GARY I. HOROWITZ, ESQ.
    WACHTELL, LIPTON, ROSEN & KATZ               RISE B. NORMAN, ESQ.
          51 WEST 52ND STREET                SIMPSON THACHER & BARTLETT
        NEW YORK, NEW YORK 10019                 425 LEXINGTON AVENUE
            (212) 403-1000                    NEW YORK, NEW YORK 10017
                                                   (212) 455-2000
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Effective Date of this Registration Statement.
                                ---------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED         PROPOSED
                                AMOUNT        MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     AGGREGATE PRICE     AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED     PER UNIT     OFFERING PRICE(1) REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------
 Debt Securities and
  Guarantees of Debt
  Securities(2).........     $700,000,000      100%         $700,000,000         $206,500

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(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(2) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $700,000,000 less the dollar amount of any securities previously issued hereunder.

(3) The registration fee was paid on March 20, 1998.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED APRIL 3, 1998

PROSPECTUS


                          TOMMY HILFIGER U.S.A., INC.

                                DEBT SECURITIES

                           TOMMY HILFIGER CORPORATION

                                   GUARANTEES

                                  -----------

  Tommy Hilfiger U.S.A., Inc. (the "Company") may offer from time to time, in one or more series, unsecured notes, debentures or other debt securities (the "Debt Securities"), in amounts, at prices and on terms to be determined by market conditions at the time of offering, having an aggregate initial offering price of up to U.S. $700,000,000 or its equivalent in any other currency or composite currency. The Debt Securities, when issued, will constitute unsecured obligations of the Company and will rank on a parity with all the unsecured and unsubordinated indebtedness of the Company. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Tommy Hilfiger Corporation, the parent corporation of the Company (the "Guarantor," and collectively with the Company and its other subsidiaries, "Tommy Hilfiger"). The guarantees of the Debt Securities (the "Guarantees"), when issued, will constitute unsecured obligations of the Guarantor and will rank on a parity with all other unsecured indebtedness of the Guarantor.

  The specific terms of the Debt Securities and the Guarantees with respect to which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering and sale of the Debt Securities and the Guarantees, the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Debt Securities, the following information: the specific designation, aggregate principal amount, authorized denominations (which may be in U.S. dollars, or any other currency or composite currency), maturity, rate or method of calculation of interest and dates for payment thereof, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any index or formula for determining the amount of any principal, premium, or interest, whether the securities are issuable in certificated form or in the form of global securities and any provisions for the conversion or exchange of such Debt Securities. The Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Debt Securities and the Guarantees covered by such Prospectus Supplement.

  The Debt Securities may be sold directly by the Company through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, underwriters or dealers are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Company will be set forth in a Prospectus Supplement.

  The sale of Debt Securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Debt Securities which may be sold hereunder.

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is    , 1998.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTOR OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE GUARANTOR SINCE THE DATE HEREUNDER OR THEREOF.

                             AVAILABLE INFORMATION

  The Guarantor is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Guarantor may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the web site (http://www.sec.gov) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Ordinary Shares of the Guarantor are listed on the New York Stock Exchange, where reports, proxy statements and other information concerning the Guarantor can also be inspected. The offices of the New York Stock Exchange are located at 20 Broad Street, New York, New York 10005.

  The Company plans to request that the Commission grant to the Company an order exempting it from the reporting obligations of Sections 13 and 15(d) of the Exchange Act. If such order or other relief is granted, the Company will not file reports under the Exchange Act.

  The Guarantor and the Company have filed a combined registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the Debt Securities and the Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Guarantor, the Company, the Debt Securities and the Guarantees, reference is hereby made to such Registration Statement, including the exhibits filed as a part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Guarantor pursuant to the Exchange Act are incorporated herein by reference:

    (a) the Guarantor's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Commission on June 27, 1997 (the financial statements included therein have been modified to include summarized financial information of the Company and disclosure requirements related to Statement of Financial Accounting Standards No. 128, "Earnings Per Share," as filed on Current Report on Form 8-K dated April 1, 1998);

    (b) the Guarantor's Proxy Statement for the October 27, 1997 Annual Meeting of Shareholders of the Guarantor, filed with the Commission on September 19, 1997;

    (c) the Guarantor's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997, filed with the Commission on August 5, 1997, November 5, 1997 and February 9, 1998, respectively;

    (d) the Guarantor's Current Reports on Form 8-K dated January 31, 1998 and April 1, 1998, filed with the Commission on February 5, 1998 and April 1, 1998, respectively; and

    (e) the following information included in the Guarantor's Proxy Statement dated March 30, 1998, filed with the Commission on March 30, 1998:

      (i) the unaudited condensed combined balance sheet of Pepe Jeans USA, Inc. and TJ Far East Limited as of December 31, 1997, and the related condensed combined statements of operations and retained earnings (accumulated deficit) and condensed combined statements of cash flows for the nine month periods ended December 31, 1997 and December 31, 1996 and the accompanying notes thereto (set forth at pages F-2 through F-6);

      (ii) the audited combined balance sheets of Pepe Jeans USA, Inc. and Pepe Jeans Far East Limited (subsequently named TJ Far East Limited) as of March 31, 1997 and March 31, 1996, and the related combined statements of operations and retained earnings (accumulated deficit) and combined statements of cash flows for each of the three fiscal years in the period ended March 31, 1997 and the accompanying notes thereto (set forth at pages F-7 through F-19);

      (iii) the audited consolidated balance sheet of Tomcan Investments Inc. as of December 31, 1997, and the related consolidated statement of income and retained earnings and consolidated statement of changes in financial position for the nine month period ended December 31, 1997 and the accompanying notes thereto (set forth at pages F-20 through F-
    30);

      (iv) the unaudited statement of income and retained earnings and statement of changes in financial position of Tommy Hilfiger Canada Inc. for the nine month period ended December 31, 1996 and the accompanying notes thereto (set forth at pages F-31 through F-33);

      (v) the audited balance sheets of Tommy Hilfiger Canada Inc. as of March 31, 1997 and March 31, 1996, and the related statements of income and retained earnings and statements of changes in financial position for each of the three fiscal years in the period ended March 31, 1997 and the accompanying notes thereto (set forth at pages F-34 through F-
    44);

      (vi) the selected historical financial information of the Guarantor as of and for the nine months ended December 31, 1997 (unaudited) and 1996 (unaudited) and as of and for each of the five fiscal years in the period ended March 31, 1997 and the accompanying notes thereto (set forth at pages 49 through 50); and

      (vii) the unaudited pro forma combined balance sheet of the Guarantor as of December 31, 1997, and unaudited pro forma combined statements of operations of the Guarantor for the fiscal year ended March 31, 1997 and for the nine months ended December 31, 1997, reflecting the Acquisition (as defined below) and the accompanying notes thereto (set forth at pages 64 through 68).

  All documents filed by the Guarantor or the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Guarantor and the Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are incorporated by reference into such documents). Such written requests should be addressed to the Investor Relations Department, Tommy Hilfiger U.S.A., Inc., 25 West 39th Street, New York, New York 10018. Telephone requests may be directed to the Investor Relations Department at (212) 840-8888.

                      ENFORCEABILITY OF CIVIL LIABILITIES
                              AND RELATED MATTERS

  The Guarantor is organized under the laws of the British Virgin Islands. Certain of its directors and officers are residents of non-United States jurisdictions and certain of the assets of the Guarantor, and all or a substantial portion of the assets of such other persons, are located in non-United States jurisdictions. As a result, it may be difficult for investors to effect service within the United States upon such persons or to enforce against them in the United States, such judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. Additionally, there is doubt as to the enforceability in the British Virgin Islands, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon the United States federal securities laws.

                                TOMMY HILFIGER

  Tommy Hilfiger, through its subsidiaries, designs, sources and markets men's sportswear and childrenswear under the TOMMY HILFIGER[Registered] trademark. Through a range of strategic licensing agreements, Tommy Hilfiger has expanded its product lines to offer a broader array of apparel, accessories, footwear and fragrance for men, women and children, as well as a home furnishings collection. Tommy Hilfiger's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Japan, Hong Kong, Central and South America and, commencing Spring 1998, other Far East locations. The Company and its subsidiaries carry out all of Tommy Hilfiger's operations in the United States. Following the Acquisition described below, the Company and its subsidiaries will also carry out all of Tommy Hilfiger's operations in Canada.

  The Guarantor is organized under the laws of the British Virgin Islands. The principal executive offices of the Guarantor are located at 6/F, Precious Industrial Centre, 18 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong. The Guarantor's telephone number is 852-2745-7798.

  The Company is a direct, wholly owned subsidiary of the Guarantor and is organized under the laws of the State of Delaware. The principal executive offices of the Company are located at 25 West 39th Street, New York, New York 10018. The Company's telephone number is (212) 840-8888.

                           THE PROPOSED ACQUISITION

GENERAL

  On January 31, 1998, the Guarantor, the Company and Tommy Hilfiger (Eastern Hemisphere) Limited, a wholly owned subsidiary of the Guarantor ("THEH"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Pepe Jeans London Corporation ("PJLC"). The Stock Purchase Agreement provides for the Company to purchase from PJLC all of the outstanding capital stock (the "Pepe USA Shares") of Tommy Hilfiger's U.S. womenswear and jeanswear licensee, Pepe Jeans USA, Inc. ("Pepe USA"), and for THEH to purchase from PJLC all of the outstanding capital stock (the "Pepe Far East Shares") of Pepe USA's buying agency affiliate, TJ Far East Limited ("Pepe Far East" and together with its subsidiaries and Pepe USA, "Pepe Jeans") (such stock purchases, the "Acquisition"). Under the Stock Purchase Agreement, the total purchase price for the Pepe USA Shares is $730,760,000 in cash plus 9,045,930 ordinary shares, par value $.01 per share, of the Guarantor, and the total purchase price for the Pepe Far East Shares is $25,000,000 in cash (collectively with the cash consideration for the Pepe USA Shares, the "Cash Consideration"). The Stock Purchase Agreement contemplates that, immediately following the Acquisition, Pepe USA will purchase from Lawvest Holdings Inc. ("Lawvest") all of the outstanding shares of Tomcan Investments, Inc. ("Tomcan"), the parent corporation of Tommy Hilfiger Canada Inc., Tommy Hilfiger's Canadian licensee (together with Tomcan, "Tommy Canada," and, collectively with Pepe Jeans, the "Acquired Companies"), with funds provided by PJLC using proceeds from the Cash Consideration (the "Canada Purchase"), pursuant to a Share Purchase Agreement entered into between Pepe USA and Lawvest on January 26, 1998.

  The Acquisition is subject to, among other things, approval by the Guarantor's shareholders and specified contractual consents, receipt by the Guarantor and/or its subsidiaries of financing for the Acquisition on reasonably satisfactory terms and satisfaction of all conditions to consummation of the Canada Purchase by Pepe USA, other than payment for and delivery of the Tomcan shares.

DESCRIPTION OF THE ACQUIRED COMPANIES

  Pepe Jeans. Pepe USA was organized in 1984 to design, source and sell PEPE[Registered] jeanswear throughout the United States. Pursuant to a license agreement between Tommy Hilfiger and Pepe Jeans, Pepe USA acquired exclusive United States rights to develop, source and market women's and girls' casualwear bearing the TOMMY HILFIGER[Registered] trademark ("Tommy Womenswear"), men's jeanswear and jeans-related apparel bearing the TOMMY JEANS[Registered] trademark ("Tommy Men's Jeanswear") and the TOMMY JEANS[Registered] women's line, which will initially include jeanswear and jeans-related apparel for young women ("Tommy Women's Jeanswear"). In December 1997, Pepe USA discontinued marketing its PEPE[Registered] jeanswear in order to focus its full attention and resources on Tommy Womenswear, Tommy Men's Jeanswear and Tommy Women's Jeanswear. Pepe USA currently markets Tommy Womenswear and Tommy Men's Jeanswear throughout the United States principally through in-store shops and fixtured areas in leading department stores and through leading specialty stores. Its department store customers include major United States retailers such as Dillard Department Stores, Federated Department Stores (including Macy's, Bloomingdale's and Burdines), The May Department Stores Company (including Lord & Taylor and Foley's), Belk Stores and Dayton Hudson.

  Pepe Far East operates a buying office based in Hong Kong which performs product development, sourcing, production scheduling and quality control services. In addition, Pepe Far East contracts with various buying subagents. Pepe Far East and its subsidiaries perform buying agency services with respect to Tommy Womenswear, Tommy Men's Jeanswear and Tommy Women's Jeanswear for both Pepe USA and Tommy Hilfiger's third party distributors outside the United States.

  Tommy Canada. Pursuant to a license agreement between Tommy Hilfiger and Tommy Canada, since 1990 Tommy Canada has had exclusive Canadian rights to source, manufacture and distribute apparel bearing the TOMMY HILFIGER[Registered] trademark (and since 1995 the TOMMY JEANS[Registered] trademark), including men's sportswear and athleticwear, boys' sportswear, Tommy Womenswear and Tommy Men's and Women's Jeanswear. Tommy Canada markets TOMMY HILFIGER[Registered] and TOMMY JEANS[Registered] products principally through leading specialty and department stores in Canada. Approximately 55% of Tommy Canada's sales are made through specialty stores, with the remainder made through department stores. Tommy Canada's major department store customers are the Eaton and The Bay chains.

                                USE OF PROCEEDS

  Unless otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used by the Company to finance the Acquisition and for general corporate purposes.

              RATIO OF EARNINGS TO FIXED CHARGES OF THE GUARANTOR

  The following table sets forth the Guarantor's consolidated ratios of earnings to fixed charges for the nine month period ended December 31, 1997 and for each of the fiscal years ended March 31, 1997, 1996, 1995, 1994 and 1993, and pro forma for the proposed Acquisition for the periods indicated:

                                                      FISCAL YEAR ENDED MARCH
                                                                31,
                                                      ------------------------
                                    NINE MONTH PERIOD
                                          ENDED
                                    DECEMBER 31, 1997 1997 1996 1995 1994 1993
                                    ----------------- ---- ---- ---- ---- ----
      Historical...................       26.6        36.2 35.5 66.6 65.7 14.4
      Pro Forma for the Acquisi-
       tion........................        4.2         2.2

  For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of net income, provision for income taxes and fixed charges (less capitalized interest). Fixed charges are the sum of interest expense, the estimated interest portion of rental charges and capitalized interest and, with respect to the pro forma ratios only, financing cost amortization.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

  The Debt Securities are to be issued under an Indenture (the "Indenture"), among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"), a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Debt Securities, the Guarantees and the Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning given in the Indenture.

  The following sets forth certain general terms and provisions of the Debt Securities and Guarantees. The specific terms of the Debt Securities and Guarantees offered by any Prospectus Supplement (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

GENERAL

  All Debt Securities will be unsecured obligations of the Company, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and will have the benefit of the Guarantees described below.

  The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of any series need not be issued at the same time or bear interest at the same rate or mature on the same date.

  Reference is made to the Applicable Prospectus Supplement relating to the Offered Debt Securities for the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates per annum (or the method of calculating such rates) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue;
(5) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Date for any interest payable on any Offered Debt Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a global Debt Security (a "Global Note") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (6) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of any such sinking funds; (7) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions (other than as set forth under "Optional Tax Redemption"), be redeemed at the option of the Company or of the holder thereof and other detailed terms and provisions of any such optional redemption; (8) the denominations (if other than U.S.$1,000 and integral multiples thereof) in which the Offered Debt Securities are issuable; (9) the currency or currencies, which may be a composite currency such as the European Currency Unit, of payment of principal of and premium, if any, and interest of the Offered Debt Securities, if other than U.S. dollars; (10) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (11) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (12) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; (13) any index used to determine the amount of payments of principal of and premium, if any, and interest on the Offered Debt Securities; and (14) any other terms of the Offered Debt Securities not inconsistent with the terms of the Indenture.

  Unless otherwise indicated in the Applicable Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the corporate trust office of the Trustee in New York, New York, provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. Unless otherwise indicated in the Applicable Prospectus Supplement, payment of any interest due on any Offered Debt Security will be made to the person in whose name such Offered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Sections 301, 305, 307 and
1002)

  Unless otherwise indicated in the Applicable Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement relating to any such Original Issue Discount Securities.

GUARANTEES

  The Guarantor will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest (including additional amounts, if any) on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. (Section 1301) The Guarantees will rank equally with all other unsecured and unsubordinated indebtedness of the Guarantor.

GLOBAL NOTES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (the "Depositary") identified in the Applicable Prospectus Supplement relating to such series, which unless otherwise specified therein will be The Depository Trust Company, New York, New York.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Unless otherwise specified in the Applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a Depositary will be represented by a Global Note registered in the name of such Depositary or its nominee. Upon the issuance of a Global
Note in registered form, the Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

  So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Note will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests the holders to take, or a beneficial owner desires to take, any action, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

  Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Note may not be transferred except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 304(b)) If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive registered form in exchange for all the Global Notes representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

CERTAIN COVENANTS OF THE COMPANY AND THE GUARANTOR

  Restrictions on Liens. Except as provided below under "Exempted Debt," the Company and the Guarantor will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance (a "Lien" or "Liens") to secure any Indebtedness of the

Company, the Guarantor or any Restricted Subsidiary on any property of or any shares of equity interests or evidences of Indebtedness issued by the Company, the Guarantor or any Restricted Subsidiary and owned by the Company, the Guarantor or any Restricted Subsidiary, without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the Debt Securities offered hereunder and then outstanding by such Lien, equally and ratably with any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, except that the foregoing restrictions shall not apply (subject in certain instances to certain qualifications) to:
(a) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company, the Guarantor or a Restricted Subsidiary or at the time of sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company, the Guarantor or a Restricted Subsidiary; (b) Liens on property or shares of equity interests or evidences of indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (c) Liens securing Indebtedness between a Restricted Subsidiary and the Company or the Guarantor or between Restricted Subsidiaries or between the Guarantor and the Company; (d) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the Company, the Guarantor or the Restricted Subsidiary, as applicable, must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company, the Guarantor or any Restricted Subsidiary; (e) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies, in each case as to deposit accounts or other funds maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, the Guarantor or applicable Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (g) Liens arising from Uniform Commercial Code financing statements regarding leases; (h) Liens on the Company's office facility located at 25 West 39th Street, New York, New York; (i) the giving, simultaneously with or within 180 days after the latest of the date of the Indenture, or the acquisition or construction of such property, of a purchase money Lien on property acquired or constructed after the date of the Indenture, or the acquisition after the date of the Indenture, of property subject to any Lien which is limited to such property and which secures Indebtedness not in excess of the lesser of the cost or fair market value of such property; (j) the giving of a Lien on real property which is the sole security for Indebtedness incurred within two years after the latest of the date of the Indenture, the acquisition of the property or completion of the first substantial improvements thereon, provided that the Indebtedness does not exceed the lesser of the cost of the property and improvements or their fair market value and the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security; (k) Liens arising under Tommy Hilfiger Canada Inc.'s existing loan agreement securing Indebtedness not to exceed Can.$25,000,000; (l) Liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder; (m) Liens existing on the date of the Indenture; and (n) extension, renewal, replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (a) to (d) and
(i) to (k), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (a) to (d) and (i) to (k) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding. (Section 1007)

  Restrictions on Sale and Leaseback Transactions. Except as provided below under "Exempted Debt," the Company and the Guarantor will not, nor will they permit any Restricted Subsidiary to, enter into any arrangements with any person providing for the leasing by the Company, the Guarantor or any Restricted Subsidiary of any property or asset now owned or hereafter acquired which has been or is to be sold or transferred by the Company, the Guarantor or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction"), unless the net proceeds of such sale or transfer have been determined by the Board of Directors of the Company or the Guarantor (as applicable) to be at least equal to the fair value of such property or asset at the time of such sale and transfer and either (i) the Company, the Guarantor or a Restricted Subsidiary applies or causes to be applied an amount equal to the net proceeds of such sale or transfer, within 180 days of receipt thereof, to the retirement or prepayment (other than any mandatory retirement or prepayment) of Senior Funded Debt of the Company, the Guarantor or any Restricted Subsidiary or to the purchase of property or assets to be used in the ordinary course of business, or (ii) the Company, the Guarantor or such Restricted Subsidiary would, on the effective date of such sale or transfer, be entitled, pursuant to the Indenture, to issue, assume or guarantee Indebtedness secured by a Lien upon such property or asset at least equal in amount to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities having the benefit of the "Restrictions on Liens." The foregoing restriction will not apply to any Sale and Leaseback Transaction (i) between the Company and the Guarantor, the Company or the Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company, the Guarantor or a Wholly-owned Restricted Subsidiary, or (ii) which has a lease of less than three years in length. (Section 1008)

  Exempted Debt. Notwithstanding the restrictions in the Indenture on (i) Liens and (ii) Sale and Leaseback Transactions, the Company, the Guarantor or the Restricted Subsidiaries may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions, provided that, at the time of such transaction and after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 10% of Consolidated Stockholders Equity. (Sections 1007(b) and 1008(b))

  Restrictions on Subsidiary Indebtedness. The Company and the Guarantor will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt, except: (i) Funded Debt outstanding on the date of the Indenture; (ii) Funded Debt issued to and held by the Company, the Guarantor or a Wholly-owned Restricted Subsidiary; (iii) Funded Debt created, incurred, issued, assumed or guaranteed by a person prior to the time (a) such person became a Restricted Subsidiary; (b) such person merges into or consolidates with a Restricted Subsidiary; or (c) a Restricted Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary) (in the case of each of clauses (a),
(b) and (c), which Funded Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction); (iv) Funded Debt incurred to provide funds for all or part of the cost of acquisition, construction, development or improvement of property (including shares of equity interests), provided that the commitment of the creditor to extend the credit evidenced by such Funded Debt shall have been obtained not later than 180 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; (v) Funded Debt under Tommy Hilfiger Canada Inc.'s existing loan agreement in a principal amount not to exceed Can.$25,000,000; (vi) Funded Debt which is exchanged for, or the proceeds of which are used to replace or refund, any Funded Debt permitted to be outstanding pursuant to clauses (i) through (v) above (or any extension or renewal thereof), in an aggregate principal amount not to exceed the principal amount of the Indebtedness so exchanged, replaced or refunded; (vii) Funded Debt not otherwise permitted pursuant to clauses (i) through (vi) above that, together with any other outstanding Funded Debt created, incurred, issued, assumed or guaranteed pursuant to this clause (vii), has an aggregate principal amount at any time outstanding that does not exceed 10% of Consolidated Stockholders Equity; and (viii) Funded Debt which would be permitted to be incurred under the "Restrictions on Liens." (Section 1009)

  No Special Protection in the Event of a Highly Leveraged Transaction. Unless otherwise indicated in the Applicable Prospectus Supplement, the terms of the Offered Debt Securities will not afford the holders special protection in the event of a highly leveraged transaction.

  Certain Definitions. Set forth below are certain significant terms which are defined in Section 101 of the Indenture:

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

  "Capitalized Lease Obligations" means obligations created pursuant to leases which are required to be shown on the liability side of the balance sheet in accordance with generally accepted accounting principles.

  "Consolidated Stockholders Equity" means consolidated stockholders equity of the Guarantor and its Subsidiaries as determined in accordance with generally accepted accounting principles and reflected on the most recent balance sheet delivered to the Trustee pursuant to the Indenture.

  "Funded Debt" means Indebtedness, whether incurred, assumed or guaranteed, maturing by its terms more than one year from the date of creation thereof or which is extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof; provided, however, that Funded Debt shall not include obligations created pursuant to leases, or any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity or redemption date thereof.

  "Indebtedness" of a person means indebtedness for borrowed money and all indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements in each case where such indebtedness has been created, incurred, assumed or guaranteed by such person or where such person is otherwise liable therefor and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such person even though such person has not assumed or become liable for the payment of such indebtedness.

  "Restricted Subsidiary" means, at any time, any Subsidiary of the Guarantor, other than the Company, which would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Commission, as in effect on the date of the Indenture.

  "Subsidiary" as to any person, means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries. For the purposes of this definition "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

MERGER AND CONSOLIDATION

  The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company may not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another corporation or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby. (Section 801)

  The Indenture provides that the Guarantor may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Guarantor may not permit any person to consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless: (i) in case the Guarantor shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the British Virgin Islands and shall expressly assume, by a supplemental indenture, the Guarantees and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Guarantor as a result of such transaction as having been incurred by the Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Guarantor or such successor corporation or person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby. (Section 1303)

PAYMENT OF ADDITIONAL AMOUNTS

  If any deduction or withholding for any present or future taxes, assessments or other governmental charges of any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is resident for tax purposes shall at any time be required by such jurisdiction in respect of any amounts to be paid by the Guarantor under the Guarantee of Debt Securities of such series, the Guarantor will pay as additional interest such additional amounts as may be necessary in order that the net amounts paid to the holder of any such Debt Security pursuant to the terms of such Debt Security, after such deduction or withholding, will be not less than the amounts specified in such Debt Security to be then due and payable; provided, however, that the Guarantor shall not be required to make any payment of additional amounts for or on account of:

    (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of such Debt Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs later;

    (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

    (c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on such Debt Security;

    (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of a Debt Security with a request of the Guarantor addressed to the holder (i) to provide information concerning the nationality, residence or identity of the holder or beneficial owner of such Debt Security, or (ii) to make such declaration or other similar claim or reporting requirement, which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; provided that, in the case of (ii), the holder is legally entitled to deliver such declaration or similar claim; or

    (e) any combination of items (a), (b), (c) and (d) above;

nor will additional amounts be paid with respect to any payment of the principal of or interest on any such Debt Security to any such holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any jurisdiction in which the Guarantor is resident for tax purposes (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company, or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such Debt Security. (Section 1306)

  Under the laws of the British Virgin Islands, where the Guarantor is incorporated, and Barbados, where the Guarantor is licensed as an external International Business Company, as applied and interpreted on the date of this Prospectus, no taxes, levies, imposts or charges of the British Virgin Islands, Barbados or any political subdivision or taxing authority thereof or therein would be required to be deducted or withheld from any payment by the Guarantor under the Guarantees of the Debt Securities.

OPTIONAL TAX REDEMPTION

  Debt Securities of any series may be redeemed at the option of the Guarantor, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a redemption price equal to the principal amount thereof (except for Debt Securities issued at a price representing a discount from the principal amount payable at maturity which may be redeemed at the redemption price set forth in such Debt Securities) plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of any jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated or resident for tax purposes, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which becomes effective on or after the original issue date of such Debt Securities, the Guarantor is or would be required on the next succeeding interest payment date to pay additional amounts with respect to the Debt Securities (as described under "Payment of Additional Amounts" above), and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Guarantor.

  The Debt Securities of any series may also be redeemed at the option of the Guarantor, in whole but not in part, upon not less than 30 days' nor more than 60 days' notice at a redemption price equal to the principal amount thereof (except for Debt Securities issued at a price representing a discount from the principal amount payable at maturity which may be redeemed at the redemption price set forth in such Debt Securities) plus accrued interest to the date fixed for redemption if the person formed by a consolidation or amalgamation of the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a change in tax law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder.

  The Guarantor will also pay, or make available for payment, to holders on the redemption date any additional amounts (as described under "Payment of Additional Amounts" above) resulting from the payment of such redemption price. (Section 1305)

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its maturity; (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of that series; (d) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Debt Securities other than that series), and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (e) acceleration of indebtedness of the Guarantor or any Subsidiary of the Guarantor for borrowed money in an outstanding principal amount in excess of $25 million (including a default with respect to Securities of any series other than that series) whether such indebtedness now exists or shall hereafter be created, without such being cured within a period of 10 days after written notice as provided in the Indenture; (f) certain events occurring under bankruptcy, insolvency, reorganization or other similar laws; (g) the Guarantee with respect to that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or (h) any other event of default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, the Holders of a majority in principal amount of outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver" herein.

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security and indemnity. (Sections 601 and 603) Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

  The Indenture requires the Company and the Guarantor to furnish to the Trustee annually statements as to compliance with the Indenture. (Section 1011) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal, any premium, interest or any sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Section 602)

MODIFICATION AND WAIVER

  With the consent of the holders of a majority of the outstanding Debt Securities of each series affected, the Company, the Guarantor and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Debt Securities of such series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof or change any place of payment where, or the coin or currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture; (c) subject to certain exceptions, modify certain specified provisions of the Indenture relating to modification and waiver, except to increase any percentage required to approve a modification or waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby; or (d) modify any of the substantive provisions of the Guarantees or release or discharge the Guarantor thereunder. (Section 902)

  The Company and the Guarantor may omit in any particular instance to comply with certain specified covenants in the Indenture with respect to the Debt Securities of any series if before the time for such compliance the holders of at least a majority in principal amount of the outstanding Debt Securities of such series shall either waive such compliance in such instance or generally waive compliance with such covenant but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant shall remain in full force and effect. (Section 1012)

  The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default with respect to such series and its consequences, except a default: (a) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or (b) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 513)

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. The provisions of the Indenture, as it relates to outstanding Debt Securities of a series, shall no longer be in effect on the 91st day after the date the Company deposits or causes to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments: (i) in the case of Debt Securities of such series denominated in U.S. dollars, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. government obligations, or (ii) in the case of Debt Securities of such series denominated in a foreign currency (other than a basket currency), money and/or foreign government securities in the same foreign currency, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient to pay and discharge each installment of principal (and premium, if any) (including mandatory sinking fund or analogous payments) of and any interest on all the Debt Securities of such series on the dates such installments of interest or principal are due. It is a condition of such defeasance that (a) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (b) cause any outstanding Debt Securities of such series then listed on the New York Stock Exchange or other securities exchange to be de-listed as a result thereof; (c) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and (d) the Company has delivered to the Trustee an opinion of counsel to the effect that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon, such opinion shall confirm that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) upon the 91st day after the date of such deposit, the trust funds would not be subject to being characterized as a preference for Bankruptcy Law purposes. (Section 403)

  Defeasance of Certain Covenants. The Company and the Guarantor may omit to comply with certain specified covenants in the Indenture with respect to the Debt Securities of a series, if the Company deposits or causes to be irrevocably deposited with the Trustee as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Debt Securities (i) in the case of Debt Securities of such series denominated in U.S. dollars, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. government obligations, or (ii) in the case of Debt Securities of such series denominated in a foreign currency (other than a basket currency), money and/or foreign government securities in the same foreign currency, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient to pay and discharge each installment of principal (and premium, if any) (including mandatory sinking fund or analogous payments) of and any interest on all the Debt Securities of such series on the dates such installments of interest or principal are due. It is a condition of such defeasance that (a) such deposit shall not, in the opinion of counsel, cause the Trustee with respect to the Debt Securities of such series to have a conflicting interest with respect to the Debt Securities of such series; (b) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (c) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; and (d) the Company has delivered to the Trustee an opinion of counsel to the effect that (i) holders of the Debt Securities of such series will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) upon the 91st day after the date of such deposit, the trust funds would not be subject to being characterized as a preference for bankruptcy law purposes. (Section 1010)

  Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

CONCERNING THE TRUSTEE

  The Chase Manhattan Bank is the Trustee under the Indenture. The Trustee performs services for the Company and the Guarantor in the ordinary course of business and is the administrative agent under a Credit Agreement under which the Company is a borrower.

GOVERNING LAW

  The Indenture, the Debt Securities and the Guarantees are governed by and construed in accordance with the laws of the State of New York. (Section 112) Under New York law, claims for payment of principal, premium, if any, and interest will be barred by the statute of limitations six years after such amounts become due and payable.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Debt Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, or through agents. The Applicable Prospectus Supplement with respect to the Offered Debt Securities will set forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and any securities exchanges on which the Offered Debt Securities may be listed.

  If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the Applicable Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Applicable Prospectus Supplement, the obligations of the underwriters or agents to purchase the Offered Debt Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

  If dealers are used in the sale of Offered Debt Securities with respect to which this Prospectus is delivered, the Company will sell such Offered Debt Securities to the dealers as principals. The dealers may then resell such Offered Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Debt Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Applicable Prospectus Supplement. Unless otherwise indicated in the Applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offered Debt Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Applicable Prospectus Supplement.

  In connection with the sale of the Offered Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Debt Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  If so indicated in the Applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Applicable Prospectus Supplement, and the Applicable Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto.

  Some or all of the Offered Debt Securities may be new issues of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Debt Securities.

  Certain of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with, and perform services for, the Guarantor or the Company in the ordinary course of business.

                      VALIDITY OF OFFERED DEBT SECURITIES

  The validity of the Offered Debt Securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters by Simpson Thacher & Bartlett, New York, New York. The validity of the Guarantees will be passed upon for the Guarantor by Harney, Westwood & Riegels, the British Virgin Islands.

                                    EXPERTS

  The audited financial statements of the Guarantor at March 31, 1997 and 1996 and for the three years in the period ended March 31, 1997 incorporated in this Registration Statement on Form S-3 by reference to (a) the Current Report on Form 8-K of the Guarantor dated April 1, 1998 (the "April 1, 1998 Form 8-K"), (b) the Annual Report on Form 10-K of the Guarantor for the fiscal year ended March 31, 1997, which financial statements have been modified as filed on the April 1, 1998 Form 8-K and (c) the audited combined financial statements of Pepe Jeans USA, Inc. and Pepe Jeans Far East Limited included in the Guarantor's Proxy Statement dated March 30, 1998, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The audited financial statements of Tomcan Investments Inc. as at and for the nine months ended December 31, 1997 and of Tommy Hilfiger Canada Inc. as at and for the fiscal year ended March 31, 1997 incorporated in this Registration Statement on Form S-3 by reference to the Guarantor's Proxy Statement dated March 30, 1998, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The audited financial statements of Tommy Hilfiger Canada Inc. as at March 31, 1996 and for the fiscal years ended March 31, 1996 and March 31, 1995 incorporated in this Registration Statement on Form S-3 by reference to the Guarantor's Proxy Statement dated March 30, 1998, have been so incorporated in reliance on the report of Ptack Schnarch Basevitz, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   S.E.C. Registration Fee............................................ $206,500
   Legal Fees and Expenses............................................  125,000
   Accounting Fees and Expenses.......................................   80,000
   Trustee's Fees and Expenses........................................   15,000
   Rating Agency Fees.................................................  346,250
   Blue Sky Fees and Expenses.........................................    7,500
   Printing and Engraving Fees........................................   50,000
   Miscellaneous......................................................   19,750
                                                                       --------
                                                                       $850,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  TOMMY HILFIGER CORPORATION

  The Memorandum and Articles of Association of the Guarantor include provisions for the protection of directors and officers. Paragraphs 110-115 of the Articles of Association state:

    110. Subject to the limitations hereinafter provided the Guarantor may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Guarantor; or

      (b) is or was, at the request of the Guarantor serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

    111. The Guarantor may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Guarantor and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

    112. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Guarantor and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

    113. The Termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Guarantor or that the person had reasonable cause to believe that his conduct was unlawful.

    114. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

    115. The Guarantor may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Guarantor or who at the request of the Guarantor is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Guarantor has or would have had the power to indemnify the person against the liability as provided in these Articles.

  Section 57 of the British Virgin Islands International Business Companies Ordinance provides as follows:

    (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceeding and person who

      (a) is or was a party or is threatened to be made party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

      (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership joint venture, trust or other enterprise.

    (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and is good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

    (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

    (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

    (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

  In addition, Section 58 of the British Virgin Islands International Business Companies Ordinance provides as follows:

    A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of Section 57.

  TOMMY HILFIGER U.S.A., INC.

  The Certificate of Incorporation of the Company includes provisions for the indemnification of directors and officers. Article SIXTH, Section 4 of the Certificate of Incorporation reads as follows:

    (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

  The By-laws of the Company include provisions for the indemnification of directors and officers. Article VIII of the By-laws reads as follows:

                                 ARTICLE VIII

                                Indemnification

  Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or In the Right of the Corporation. Subject to Section 3 of this
Article VIII, The Corporation shall indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 3. Authorization of Indemnification. Any indemnification under this
Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard conduct set forth in Section 1 or Section 2 of this
Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

  Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe this conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

  Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

  Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

  Section 7. Nonexclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

  Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

  Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

  Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

  In addition, Section 145 of the General Corporation Law of the State of Delaware reads as follows:

    (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b) A corporation should have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees).

  Paragraph 7(b) of the Underwriting Agreement (filed as Exhibit 1.1 hereto) provides that the Underwriters will indemnify and hold harmless the Guarantor and the Company and each director, officer or controlling person of the Guarantor and the Company from and against any liability caused by any statement or omission in the Registration Statement or Prospectus based upon certain information furnished in writing to the Guarantor and the Company by the Underwriters for use in preparation thereof.

ITEM 16. EXHIBITS.

 *1.1
    Form of Underwriting Agreement Standard Provisions

  2.1

    Stock Purchase Agreement dated as of January 31, 1998 by and among Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc., Tommy Hilfiger (Eastern Hemisphere) Limited and Pepe Jeans London Corporation (incorporated by reference to Annex A to the Proxy Statement of Tommy Hilfiger Corporation dated March 30, 1998)

 *4.1

    Form of Indenture among Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc. and The Chase Manhattan Bank, Trustee (including the form of Debt Security)

 *5.1
    Opinion of Wachtell, Lipton, Rosen & Katz relating to the validity of the Debt Securities

 *5.2
    Opinion of Harney, Westwood & Riegels, relating to the validity of the Guarantees

*12.1

    Statement re computation of ratio of earnings to fixed charges

*23.1

    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

*23.2
    Consent of Harney, Westwood & Riegels (included in Exhibit 5.2)

*23.3
    Consent of Price Waterhouse LLP, relating to the audited financial statements of Tommy Hilfiger Corporation

*23.4

    Consent of Price Waterhouse LLP, relating to the audited combined financial statements of Pepe Jeans USA, Inc. and Pepe Jeans Far East Limited

*23.5

    Consent of Price Waterhouse, relating to the audited financial statements of Tomcan Investments Inc. and Tommy Hilfiger Canada Inc.

*23.6

    Consent of Ptack Schnarch Basevitz, relating to the audited financial statements of Tommy Hilfiger Canada Inc.

**24.1

    Powers of Attorney

**25.1
    Form T-1 Statement of Eligibility of the Trustee
--------

 *Filed herewith

** Previously filed

ITEM 17. UNDERTAKINGS.

  (A) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specially incorporated by reference in the prospectus to provide such interim financial information.

  (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TOMMY HILFIGER CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 3RD DAY OF APRIL, 1998.

                                          Tommy Hilfiger Corporation

                                                   /s/ Benjamin M.T. Ng
                                          By: _________________________________
                                            NAME: BENJAMIN M.T. NG
                                            TITLE: EVP--CORPORATE FINANCE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON APRIL 3, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                               CAPACITY

                                       Chairman of the Board of Directors and
               *                        Director
-------------------------------------
         (SILAS K. F. CHOU)

                                       Honorary Chairman of the Board of
               *                        Directors and Director
-------------------------------------
        (THOMAS J. HILFIGER)

                                       Chief Executive Officer and President
               *                        (principal executive officer) and
-------------------------------------   Director
         (JOEL J. HOROWITZ)

        /s/ Benjamin M. T. Ng          Executive Vice President--Corporate
-------------------------------------   Finance (principal financial
         (BENJAMIN M. T. NG)            officer), Assistant Secretary and
                                        Director

                                       Director
               *
-------------------------------------
        (LAWRENCE S. STROLL)

                                       Director
               *
-------------------------------------
         (RONALD K. Y. CHAO)

                                       Director
               *
-------------------------------------
          (LESTER M.Y. MA)

                                       Director
-------------------------------------
         (JOSEPH M. ADAMKO)

                                       Director
               *
-------------------------------------
         (CLINTON V. SILVER)

                                       Director
               *      -------------------------------------
           (SIMON MURRAY)

                                       Senior Vice President and Treasurer
               *                        (principal accounting officer)
-------------------------------------
          (JOSEPH SCIROCCO)

*By:    /s/ Benjamin M.T. Ng
-------------------------------------

 BENJAMIN M.T. NG, ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TOMMY HILFIGER U.S.A., INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 3RD DAY OF APRIL, 1998.

                                          Tommy Hilfiger U.S.A., Inc.

                                                   /s/ Benjamin M.T. Ng
                                          By: _________________________________
                                            NAME: BENJAMIN M.T. NG
                                            TITLE: EVP

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON APRIL 3, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                                 CAPACITY

                                        Chairman of the Board of Directors and
               *                         Director
-------------------------------------
         (SILAS K. F. CHOU)

                                        Chief Executive Officer (principal
               *                         executive officer) and Director
-------------------------------------
         (JOEL J. HOROWITZ)

                                        Honorary Chairman of the Board and
               *                         Director
-------------------------------------
        (THOMAS J. HILFIGER)

                                        Director
               *
-------------------------------------
        (LAWRENCE S. STROLL)

                                        Senior Vice President and Chief
               *                         Financial Officer (principal financial
-------------------------------------    and accounting officer)
          (JOSEPH SCIROCCO)

*By:    /s/ Benjamin M.T. Ng
-------------------------------------

 BENJAMIN M.T. NG, ATTORNEY-IN-FACT

              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
   *1.1  Form of Underwriting Agreement Standard Provisions
    2.1  Stock Purchase Agreement dated as of January 31, 1998 by and among
         Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc., Tommy
         Hilfiger (Eastern Hemisphere) Limited and Pepe Jeans London
         Corporation (incorporated by reference to Annex A to the Proxy
         Statement of Tommy Hilfiger Corporation dated March 30, 1998)
   *4.1  Form of Indenture among Tommy Hilfiger Corporation, Tommy Hilfiger
         U.S.A., Inc. and The Chase Manhattan Bank, Trustee (including the form of Debt Security)
   *5.1  Opinion of Wachtell, Lipton, Rosen & Katz relating to the validity of the Debt Securities
   *5.2  Opinion of Harney, Westwood & Riegels, relating to the validity of the
         Guarantees
  *12.1  Statement re computation of ratio of earnings to fixed charges
  *23.1  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
  *23.2  Consent of Harney, Westwood & Riegels (included in Exhibit 5.2)
  *23.3  Consent of Price Waterhouse LLP, relating to the audited financial statements of Tommy Hilfiger Corporation
  *23.4  Consent of Price Waterhouse LLP, relating to the audited combined financial statements of Pepe Jeans USA, Inc. and Pepe Jeans Far East
         Limited
  *23.5  Consent of Price Waterhouse, relating to the audited financial statements of Tomcan Investments Inc. and Tommy Hilfiger Canada Inc.
  *23.6  Consent of Ptack Schnarch Basevitz, relating to the audited financial statements of Tommy Hilfiger Canada Inc.
 **24.1  Powers of Attorney
 **25.1  Form T-1 Statement of Eligibility of the Trustee

--------
 * Filed herewith

** Filed previously